UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 7, 2008

GALAXY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	1-32682 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202
 (Address of principal executive offices)                  (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:   This Amendment No. 2 to Form 8-K is being filed to disclose the registrant’s receipt of an additional notice from AMEX.  The disclosure set forth in Item 3.01 replaces the previous disclosure.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 17, 2008, Galaxy Energy Corporation received a notice from the American Stock Exchange (“AMEX”) staff notifying Galaxy of its failure to comply with Sections 134 and 1101 of the Company Guide due to Galaxy’s failure to file its annual report on Form 10-K for the fiscal year ended November 30, 2007.

On February 7, 2008, Galaxy received a notice from the AMEX staff indicating that Galaxy no longer complied with the exchange’s continued listing standards of the AMEX Company Guide, and that Galaxy’s common stock was subject to being delisted from the exchange.  Galaxy no longer satisfies Sections 1003(a)(i), 1003(a)(ii), 1003(a)(iii), and 1003(a)(iv) of the AMEX Company Guide.

On February 13, 2008, Galaxy filed a request for a hearing to appeal the determination of the AMEX staff.   The hearing has been scheduled for April 8, 2008.   No assurances can be given that the appeal will be successful.

Item 9.01              Financial Statements and Exhibits

Regulation S-K Number	Document

99.1	Press release issued March 19, 2008 as to AMEX notification

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
March 19, 2008	By: /s/ Christopher S. Hardesty
Christopher S. Hardesty Chief Financial Officer

EXHIBIT INDEX
Regulation S-K Number	Document

99.1	Press release issued March 19, 2008 as to AMEX notification